Exhibit (h)(31)

Schedule VII.A

As of October 7, 2025 this Schedule VII.A forms a part of Annex VII to the Master Repurchase Agreement dated as of January 1, 2008, as amended (the “Agreement”), between State Street Bank and Trust Company (“State Street”) and each investment company identified on Schedule VII.A to the Agreement (as such schedule may be amended from time to time), acting on behalf of its respective series or portfolios, or in the case of those investment companies for which no separate series or portfolios are identified on such Schedule VII.A, acting for and on behalf of itself. Capitalized terms used but not defined in this Schedule VII.A shall have the meaning ascribed to them in Annex VII.

This Schedule VII.A is effective as of October 7, 2025 and shall supersede any previous version of Schedule VII.A executed by the parties hereto in relation to the Agreement and shall form part of Annex VII to the Agreement as a new Schedule VII.A.

Each Fund represents and warrants, which representation and warranty shall be deemed to be repeated on each day any Transaction is outstanding, that the legal entity identifier (“LEI”) listed below (or as updated pursuant to this paragraph) is its true and correct LEI. Each Fund further covenants that it will notify State Street promptly in the event that the LEI below ceases to be its current LEI, and will provide its new LEI to State Street promptly so that State Street will have the Fund’s current LEI at all times.

Each Fund acknowledges and agrees that (1) State Street may provide its LEI to the Fixed Income Clearing Corporation (“FICC”), (2) State Street may be required to indemnify FICC to the extent that State Street fails to have the Fund’s current LEI on file with FICC, and (3) to the extent the Fund fails to keep its LEI on file with State Street current at all times, the Fund shall reimburse State Street for any loss or expense that State Street incurs in connection with such indemnification of FICC (which obligation to reimburse State Street shall constitute an “Obligation” under the Reimbursement and Security Agreement between State Street and the Fund).

The Agreement was entered into by or on behalf of the following Funds, and unless otherwise indicated by the appropriate Fund in connection with a Transaction, State Street is designated to receive transfers of Purchased Securities on behalf of such Funds for credit to the appropriate Fund’s custodial account. The deposit account(s) associated with such Funds for purposes of transferring or receiving cash in connection with Transactions under the Agreement are identified below.

This Schedule VII.A may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. The parties hereto consent to the use of electronic or digital technology for the execution of this Schedule VII.A, and that delivery of the executed Schedule VII.A or counterpart of the Schedule VII.A by facsimile, e-mail transmission via portable document format (.pdf), Docusign, or other electronic means will be equally effective and binding as delivery of a manually executed Schedule VII.A or counterpart or the Schedule VII.A.

Name of Fund	Entity Type	Jurisdiction of Organization	Deposit Account Number	Custody Account Number	Legal Entity Identifier
MassMutual Select Funds
MassMutual Blue Chip Growth Fund	Series of a MA business trust	MA	0034-767-4	ITI0	549300BPPFERTZCUPZ87
			1054-361-9	ITOV
MassMutual Diversified Value Fund	Series of a MA business trust	MA	0034-727-8	ITG2	549300U0DJIT6OQPYF70
			0055-930-2	IYFA
MassMutual Mid Cap Growth Fund	Series of a MA business trust	MA	0034-760-9	ITHU	549300LPDVDBGPODUD56
			0034-761-7	ITHV
MassMutual Overseas Fund	Series of a MA business trust	MA	0034-765-8	ITHY	RFO5LMPC4ZPVN8YRTC66
			0034-766-6	ITHZ
MassMutual Small Cap Growth Equity Fund	Series of a MA business trust	MA	1023-209-8	ITH3	9T0957ZK0MF24NE45C35
			0034-732-8	ITG6
			0034-733-6	ITG7
MM S&P 500® Index Fund	Series of a MA business trust	MA	0034-762-5	ITHW	549300NGQN254H8OC594

Name of Fund	Entity Type	Jurisdiction of Organization	Deposit Account Number	Custody Account Number	Legal Entity Identifier
MassMutual Premier Funds
MassMutual Core Bond Fund	Series of a MA business trust	MA	0034-711-2	ITGM	70SJ1002V7C8MQRNZW38
MassMutual Diversified Bond Fund	Series of a MA business trust	MA	0034-710-4	ITGL	K54W1APUVXN0HB558035

Name of Fund	Entity Type	Jurisdiction of Organization	Deposit Account Number	Custody Account Number	Legal Entity Identifier
MassMutual Global Fund	Series of a MA business trust	MA	0034-720-3	ITGV	DFX2KARY28LJDTQQ7D06
MassMutual High Yield Fund	Series of a MA business trust	MA	0034-705-4	ITGF	AQDRLVGKF0IT8SWIC757
MassMutual Inflation-Protected and Income Fund	Series of a MA business trust	MA	0034-719-5	ITGU	JQG9N9TODI6PZUOH8555
MassMutual Short-Duration Bond Fund	Series of a MA business trust	MA	0034-718-7	ITGS	NNLE6FS63R3BZM6U5B10
MassMutual Small Cap Opportunities Fund	Series of a MA business trust	MA	0034-704-7	ITGE	549300I3W2SOGFY4T343

Name of Fund	Entity Type	Jurisdiction of Organization	Deposit Account Number	Custody Account Number	Legal Entity Identifier
MassMutual Advantage Funds
MassMutual Clinton Limited Term Municipal Fund	Series of a MA business trust	MA	1206-580-1	IT31	254900LLC3WXTAOMNA59
MassMutual Clinton Municipal Credit Opportunities Fund	Series of a MA business trust	MA	1206-720-3	IT33	254900X4SSL2AGDLOS03
MassMutual Clinton Municipal Fund	Series of a MA business trust	MA	1206-721-1	IT32	254900B1O2GE3KT32A53
MassMutual Global Credit Income Opportunities Fund	Series of a MA business trust	MA	1030-191-9	2BCB	5493003NSCR9BZO1UC68
MassMutual Global Floating Rate Fund	Series of a MA business trust	MA	1030-190-1	2BCA	549300EON6LPNI7VIP36

Name of Fund	Entity Type	Jurisdiction of Organization	Deposit Account Number	Custody Account Number	Legal Entity Identifier
MML Series Investment Fund
MML Aggressive Allocation Fund	Series of a MA business trust	MA	0039-617-6	IZDS	5493003T8B2GZGNIXN89
MML American Funds Core Allocation Fund	Series of a MA business trust	MA	0045-631-9	TIM4	549300RK1R4479LIXQ81
MML American Funds Growth Fund	Series of a MA business trust	MA	0045-629-3	TIM2	549300HWJPEIS398JS44

Name of Fund	Entity Type	Jurisdiction of Organization	Deposit Account Number	Custody Account Number	Legal Entity Identifier
MML Balanced Allocation Fund	Series of a MA business trust	MA	0039-614-3	IZDP	54930063OMLROMEWP985
MML Blue Chip Growth Fund	Series of a MA business trust	MA	0034-792-2	ITIO	5493005CPH29995E7509
MML Conservative Allocation Fund	Series of a MA business trust	MA	0039-613-5	IZDO	549300ECGZJZ32K8KC30
MML Equity Income Fund	Series of a MA business trust	MA	0034-788-0	ITIJ	549300NLQECK0VBFCG40
MML Equity Index Fund	Series of a MA business trust	MA	0034-778-1	ITI9	5493001NMT2KO2VY5J10
MML Focused Equity Fund	Series of a MA business trust	MA	1014-735-3	IYFS	549300SLRZRGITT1HD33
MML Foreign Fund	Series of a MA business trust	MA	0034-794-8	ITIQ	KUU66DUKIL2JQ2M4M983
MML Fundamental Equity Fund	Series of a MA business trust	MA	1014-940-9	IYFU	5493004SX3XV4PR5XZ31
MML Global Fund	Series of a MA business trust	MA	0034-797-1	ITIS	8T9HINFCQAU4P1AO8856
MML Growth Allocation Fund	Series of a MA business trust	MA	0039-616-8	IZDR	549300OHEZTGTW6ANP74
MML Income & Growth Fund	Series of a MA business trust	MA	0034-791-4	ITIN	UQWC7R69CJ01IKYBPI08
			1094-432-0	IT0F
MML International Equity Fund	Series of a MA business trust	MA	1038-111-9	ITKY	549300H6NY8A0TMQJW78
		MA	1177-516-0	IB17
MML Large Cap Growth Fund	Series of a MA business trust	MA	0034-786-4	ITIH	5493005JIDUT7TI47C17
MML Managed Volatility Fund	Series of a MA business trust	MA	0034-779-9	ITIA	4VL5GQK3JZW0G6TX4145
MML Mid Cap Growth Fund	Series of a MA business trust	MA	0034-800-3	ITIV	5493005302W8XSI8PO73
MML Mid Cap Value Fund	Series of a MA business trust	MA	0034-790-6	ITIM	OTUI2C89WJJ8N9HWQ618

Name of Fund	Entity Type	Jurisdiction of Organization	Deposit Account Number	Custody Account Number	Legal Entity Identifier
MML Moderate Allocation Fund	Series of a MA business trust	MA	0039-615-0	IZDQ	549300K83VW6FJ00TG70
MML Small Cap Growth Equity Fund	Series of a MA business trust	MA	0034-784-9	ITIF	HQ4SSOSDU7DRRXL6HW28
			0034-785-6	ITIG
MML Small Company Value Fund	Series of a MA business trust	MA	0000-261-8	ITJY	549300QHTZT44DQGZI95
MML Small/Mid Cap Value Fund	Series of a MA business trust	MA	0039-603-6	IZDE	5493001OCN5BF7GVLF58
MML Sustainable Equity Fund	Series of a MA business trust	MA	0034-787-2	ITJR	34YU5PUBJV2V3T2JOS94
MML Total Return Bond Fund	Series of a MA business trust	MA	1001-745-7	IYFI	E6C49Z35RNRPSZ4OIX81

Name of Fund	Entity Type	Jurisdiction of Organization	Deposit Account Number	Custody Account Number	Legal Entity Identifier
MML Series Investment Fund II
MML Blend Fund	Series of a MA business trust	MA	0034-804-5	ITJA	EDH5O9E8SOUF6NJ80G11
MML Equity Fund	Series of a MA business trust	MA	0034-809-4	ITJF	KPVOHPXZ162SHYE9KS12
			0034-810-2	ITJG
MML Inflation-Protected and Income Fund	Series of a MA business trust	MA	0034-816-9	ITJL	6GN6GDL3K7U3DFNZ8J62
MML Invesco Discovery Large Cap Fund	Series of a MA business trust	MA	1181-0942	IT8W	529900LL2CDBFAN0XE70
MML Invesco Discovery Mid Cap Fund	Series of a MA business trust	MA	1181-0959	IT8X	529900QB98IJ5MDR6C76
MML iShares® 60/40 Allocation Fund	Series of a MA business trust	MA	1174-686-4	IT25	549300W7UJYWRGTSEC85
MML iShares® 80/20 Allocation Fund	Series of a MA business trust	MA	1174-685-6	IT26	549300BTMU34MTW07Y04

MML Managed Bond Fund	Series of a MA business trust	MA	0034-811-0	ITIY	P1YXM1SSOECE52ITGE86
MML Short-Duration Bond Fund	Series of a MA business trust	MA	0058-940-8	IYFL	XL07OZJZFFLZ255H7071
MML Small Cap Equity Fund	Series of a MA business trust	MA	0034-813-6	ITJH	549300SNK5436N5J0M50
MML U.S. Government Money Market Fund	Series of a MA business trust	MA	0034-812-8	ITIZ	54930080JS98DQHKPB49

State Street Bank and Trust Company		MassMutual Select Funds

By:	/s/ Morgan McDonald	By:	/s/ Renée Hitchcock
	Morgan McDonald		Renée Hitchcock
	Vice President		CFO and Treasurer

MassMutual Premier Funds		MASSMUTUAL ADVANTAGE FundS

By:	/s/ Renée Hitchcock	By:	/s/ Renée Hitchcock
	Renée Hitchcock		Renée Hitchcock
	CFO and Treasurer		CFO and Treasurer

MML Series Investment Fund		MML Series Investment Fund II

By:	/s/ Renée Hitchcock	By:	/s/ Renée Hitchcock
	Renée Hitchcock		Renée Hitchcock
	CFO and Treasurer		CFO and Treasurer